POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Nathalie van Wiggen, Company Secretary, and Anna Akimova, International Employment Tax & Equity Manager, signing individually, as the undersigned’s true and lawful attorneys-in-fact to:

(1)   execute for and on behalf of the undersigned, in the undersigned’s capacity as a director or other reporting person of NEBIUS GROUP N.V. (the “Company”) Form 3, 4 or 5 and any amendments thereto required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder with respect to transactions in the Company’s securities;

(2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and any amendments thereto and timely file such report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in their discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorneys-in-fact, in serving in such capacity at the request of the undersigned, are hereby assuming, nor is the Company and such attorneys-in-fact hereby assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

The undersigned agrees that such attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and such attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such attorneys-in-fact for purposes of executing, acknowledging, delivering and filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and such attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of April 2026.

/s/ Arkady Volozh
Arkady Volozh